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PRICEWATERHOUSECOOPERS

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                                              PRICEWATERHOUSECOOPERS LLP
                                              203 North LaSalle Street
                                              Chicago, IL 60601-1210
                                              Telephone (312) 701 5500
                                              Facsimile (312) 701 6533






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 39 to the Registration Statement of Sentry Fund, Inc. (the "Fund") on Form N1-A (File No. 2-34038) of our report dated November 21, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of the Sentry Fund, Inc., which is also incorporated by references to us under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in such Registration Statement.


s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 23, 2001